Exhibit 99.1

Valentis, Inc.

Ben McGraw

(650) 697-1900 x210

IR@valentis.com

Valentis Receives Nasdaq Additional Staff Determination

BURLINGAME, CA, February 27, 2007 — Valentis, Inc. (NASDAQ: VLTS) announced today, as expected, that it received a letter on February 21, 2007 from the Listing Qualifications Department of the Nasdaq Stock Market formally notifying Valentis that it did not regain compliance with the minimum bid price requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(4) during the 180 day grace period provided by Nasdaq and that the Nasdaq Listing Qualifications Panel will consider this matter in rendering a determination regarding Valentis’ continued listing on the Nasdaq Capital Market at a hearing before the Panel scheduled for March 1, 2007.

As previously reported, Valentis received a letter from Nasdaq on August 23, 2006 indicating that the bid price of Valentis’ common stock had closed below the minimum $1.00 per share requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(4) for the prior 30 consecutive business days.  In accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), Nasdaq granted Valentis 180 calendar days, or until February 20, 2007, to regain compliance with the minimum bid price requirement.  Because Valentis failed to regain compliance with the minimum bid price requirement by February 20, 2007, Nasdaq notified Valentis in the letter dated February 21, 2007, that this matter serves as an additional basis for Nasdaq to delist Valentis’ securities from the Nasdaq Capital Market.  Valentis will have the opportunity to present its plan of compliance to address this deficiency as well as the other requirements to maintain its listing on the Nasdaq Capital Market at its hearing before the Panel on March 1, 2007.

About Valentis

Valentis is a biotechnology company that was engaged in the development of innovative products for PAD.  On July 11, 2006, Valentis announced that no statistically significant difference was seen in the primary endpoint or any of the secondary endpoints in its Phase IIb clinical trial of VLTS 934 in PAD.  Valentis is assessing strategic opportunities that may be available to it, including the sale or merger of its business and the sale or licensing of certain of its assets.

Additional information about Valentis can be found at www.valentis.com.

This press release includes forward-looking statements.  These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  Valentis has based these forward-looking statements on current expectations, assumptions, estimates and projections.  While Valentis believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control.  In particular, these risks and uncertainties include, without limitation, the future financial condition of Valentis, any appeal by Valentis

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of Nasdaq’s suspension of Valentis’ common stock from trading on the Nasdaq Capital Market, risks associated with Valentis’ restructuring activities and risks associated with industry-wide changes and other causes.  These and other important factors, including those discussed in Valentis’ Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30 and December 31, 2006, as filed with the Securities and Exchange Commission, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, investors and securityholders are cautioned not to place undue reliance on such forward-looking statements.  Valentis does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.